EXHIBIT 10.12A

LOAN AGREEMENT

Dated as of January 21, 2005

between

TERCICA, INC.,

a Delaware corporation,

as “Borrower”,

and

VENTURE LENDING & LEASING IV, INC.,

a Maryland corporation,

as “Lender”

LOAN AGREEMENT

The Borrower and Lender identified on the cover page of this document have entered or anticipate entering into one or more transactions pursuant to which Lender agrees to make available to Borrower a loan facility governed by the terms and conditions set forth in this document and one or more Supplements executed by Borrower and Lender which incorporate this document by reference. Each Supplement constitutes a supplement to and forms part of this document, and will be read and construed as one with this document, so that this document and the Supplement constitute a single agreement between the parties (collectively referred to as this “Agreement”).

Accordingly, the parties agree as follows:

ARTICLE 1 - INTERPRETATION

1.1 Definitions. The terms defined in Article 10 and in the Supplement will have the meanings therein specified for purposes of this Agreement.

1.2 Inconsistency. In the event of any inconsistency between the provisions of any Supplement and this document, the provisions of the Supplement will be controlling for the purpose of all relevant transactions.

ARTICLE 2 - THE COMMITMENT AND LOANS

2.1 The Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make term loans to Borrower from time to time from the Closing Date and to, but not including, the Termination Date in an aggregate principal amount not exceeding the Commitment. The Commitment is not a revolving credit commitment, and Borrower does not have the right to repay and reborrow hereunder. Each Loan requested by Borrower to be made on a single Business Day shall be for a minimum principal amount set forth in the Supplement, except to the extent the remaining Commitment is a lesser amount.

2.2 Notes Evidencing Loans; Repayment. Each Loan shall be evidenced by a separate Note payable to the order of Lender, in the total principal amount of the Loan. Principal and interest of each Loan shall be payable at the times set forth in the Note and regularly scheduled payments thereof and each Terminal Payment shall be effected by automatic debit of the appropriate funds from Borrower’s Primary Operating Account as specified in the Supplement hereto.

2.3 Procedures for Borrowing.

(a) Borrower shall give Lender, at least five (5) Business Days’ prior to a proposed Borrowing Date, written notice of any request for borrowing hereunder (a “Borrowing Request”). Each Borrowing Request shall be in substantially the form of Exhibit “B” to the Supplement, shall be executed by a responsible executive or financial officer of Borrower, and shall state how much is requested, and shall be accompanied by such other information and documentation as Lender may reasonably request.

(b) No later than 1:00 p.m. Pacific Standard Time on the Borrowing Date, if Borrower has satisfied the conditions precedent in Article 4, Lender shall make the Loan available to Borrower in immediately available funds.

2.4 Interest. Except as otherwise specified in the applicable Note, Basic Interest on the outstanding principal balance of each Loan shall accrue daily at the Designated Rate from the Borrowing Date until the Maturity Date. If the outstanding principal balance of such Loan is not paid on the Maturity Date, interest shall accrue at the Default Rate until paid in full, as further set forth herein.

2.5 Terminal Payment. Except as otherwise provided in the Supplement, Borrower shall pay the Terminal Payment with respect to each Loan on the Maturity Date of such Loan.

2.6 Interest Rate Calculation. Basic Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

2.7 Default Interest. Any unpaid payments of principal or interest or the Terminal Payment with respect to any Loan shall bear interest from their respective maturities, whether scheduled or accelerated, at the Designated Rate for such Loan plus five percent (5.00%) per annum, until paid in full, whether before or after judgment (the “Default Rate”). Borrower shall pay such interest on demand.

2.8 Late Charges. If Borrower is late in making any payment of principal or interest or Terminal Payment under this Agreement by more than five (5) days, Borrower agrees to pay a late charge of three and one-half percent (3.5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Agreement and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Agreement or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

2.9 Lender’s Records. Principal, Basic Interest, Terminal Payments and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by Lender for such purpose. Each payment on and any other credits with respect to principal, Basic Interest, Terminal Payments and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Absent manifest error, Lender’s records shall be conclusive evidence thereof.

2.10 Grant of Security Interests; Filing of Financing Statements.

(a) To secure the timely payment and performance of all of Borrower’s Obligations to Lender, Borrower shall grant to Lender continuing security interests in all of the Collateral effective upon Borrower’s submission of the initial Borrowing Request. In connection with the foregoing, Borrower will provide Lender with reasonable advance notice of its intent to submit the its initial Borrowing Request (the “Notice of Intent to Borrow”), which Notice shall contain and shall constitute a grant of the security interest and Liens contemplated hereunder; upon receipt of the Notice of Intent to Borrow, Lender shall be authorized to prepare and file any financing statements describing the Collateral without otherwise obtaining the Borrower’s signature or consent with respect to the filing of such financing statements.

(b) Borrower is and shall remain absolutely and unconditionally liable for the performance of its obligations under the Loan Documents.

(c) All Collateral pledged by Borrower under this Agreement and any Supplement shall secure the timely payment and performance of all Obligations under this Agreement, the Notes and the other Loan Documents. Except as expressly provided in this Agreement, no Collateral pledged under this Agreement or any Supplement shall be released until such time as all Obligations under this Agreement and the other Loan Documents have been satisfied and paid in full.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that, except as set forth in the Supplement or the Schedule of Exceptions delivered to Lender separately by Borrower:

3.1 Due Organization. Borrower is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

3.2 Authorization, Validity and Enforceability. The execution, delivery and performance of all Loan Documents executed by Borrower are within Borrower’s powers, have been duly authorized, and are not in conflict with Borrower’s articles or certificate of incorporation or by-laws, or the terms of any charter or other organizational document of Borrower, as amended from time to time; and all such Loan Documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general, and subject to general principles of equity).

3.3 Compliance with Applicable Laws. Borrower has complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by Borrower, including without limitation those requiring consumer or other disclosures, the noncompliance with which would not reasonably be expected to have a Material Adverse Effect.

3.4 No Conflict. The execution, delivery, and performance by Borrower of all Loan Documents are not in conflict with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which Borrower is a party or by which Borrower is bound in any material respect. Without limiting the generality of the foregoing, the issuance by Borrower to Lender (or its designee) of Borrower’s shares of common stock pursuant to this Agreement and the grant of registration rights in connection therewith do not violate any agreement or instrument by which

Borrower is bound or require the consent of any holders of Borrower’s securities other than consents which have been obtained prior to the Closing Date.

3.5 No Litigation, Claims or Proceedings. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened against or affecting Borrower, its property or the conduct of its business in which the granting of the relief requested is likely and would reasonably be expected to have a Material Adverse Effect.

3.6 [Intentionally Omitted.]

3.7 No Subsidiaries. Borrower is not a majority owner of or in a control relationship with any other business entity.

3.8 Environmental Matters. To its knowledge after reasonable inquiry, Borrower has concluded that Borrower is in compliance with Environmental Laws, except to the extent a failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect.

3.9 No Event of Default. No Default or Event of Default has occurred and is continuing.

3.10 Full Disclosure. None of the representations or warranties made by Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents (including disclosure materials delivered by or on behalf of Borrower to Lender prior to the Closing Date or pursuant to Section 5.2 hereof), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

3.11 Specific Representations Regarding Collateral.

(a) Title. Except for the security interests created by this Agreement and Permitted Liens, (i) Borrower is and will be the unconditional legal and beneficial owner of the Collateral, and (ii) the Collateral is genuine and subject to no Liens. There exist no prior assignments or encumbrances of record with the U.S. Patent and Trademark Office or Copyright Office affecting any Collateral in favor of any third party other than Lender.

(b) Rights to Payment. The names of the obligors, amount owing to Borrower, due dates and all other information with respect to the Rights to Payment are and will be correctly stated in all material respects in all Records relating to the Rights to Payment. Borrower further represents and warrants, to its knowledge, that each Person appearing to be obligated on a Right to Payment has authority and capacity to contract and is bound as it appears to be.

(c) Location of Collateral. Borrower’s chief executive office, Inventory, Records, Equipment, and any other offices or places of business are located at the address(es) shown on the Supplement or on a later certificate furnished by Borrower.

(d) Business Names. Other than its full corporate name, Borrower has not conducted business using any trade names or fictitious business names except as shown on the Supplement.

3.12 Copyrights, Patents, Trademarks and Licenses.

(a) To Borrower’s knowledge, Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other similar rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person.

(b) To Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, by Borrower infringes upon any rights held by any other Person.

3.13 Regulatory Compliance. Borrower has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could have a Material Adverse Effect. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act.

3.14 Survival. The representations and warranties of Borrower as set forth in this Agreement survive the execution and delivery of this Agreement.

ARTICLE 4 - CONDITIONS PRECEDENT

4.1 Conditions to First Loan. The obligation of Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in Section 4.2 and in the Supplement, subject to the fulfillment of the following conditions and to the receipt by Lender of the documents described below, duly executed and in form and substance reasonably satisfactory to Lender and its counsel and delivered on the Closing Date (or such later date as Lender may have agreed in writing), and is subject to no other conditions:

(a) Resolutions. A certified copy of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance by Borrower of the Loan Documents.

(b) Incumbency and Signatures. A certificate of the secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.

(c) Legal Opinion. On or before January 31, 2005, the opinion of legal counsel for Borrower in substantially the form of opinion attached to the Supplement as Exhibit “F”.

(d) Articles and By-Laws. Certified copies of the Articles or Certificate of Incorporation and By-Laws of Borrower, as amended through the Closing Date.

(e) This Agreement. A counterpart of this Agreement and an initial Supplement, with all schedules completed and attached thereto.

(f) Financing Statements. At the time of submission of the Notice of Intent to Borrow, filing copies (or other evidence of filing satisfactory to Lender and its counsel) of such UCC financing statements, collateral assignments, account control agreements, and termination statements, with respect to the Collateral as Lender shall reasonably request.

(g) Intellectual Property Security Agreement. At the time of submission of the Notice of Intent to Borrow, an Intellectual Property Security Agreement executed by Borrower substantially in the form attached as Exhibit “D” to the Supplement.

(h) Lien Searches. At the time of submission of the Notice of Intent to Borrow, UCC lien, judgment, bankruptcy and tax lien searches of Borrower from such jurisdictions or offices as Lender may reasonably request, all as of a date reasonably satisfactory to Lender and its counsel.

(i) [Intentionally Omitted.]

(j) Equity Consideration. A stock purchase agreement pursuant to which Borrower shall issue and deliver to Lender (or its designee) shares of Borrower’s common stock in the amounts and at the times as is specified in the Supplement and in connection with which Borrower and Lender have entered into a stock escrow agreement.

4.2 Conditions to All Loans. The obligation of Lender to make its initial Loan and each subsequent Loan is subject to the following further conditions precedent and no additional conditions that:

(a) No Default. No Default or Event of Default has occurred and is continuing or will result from the making of any such Loan, and the representations and warranties of Borrower contained in Section 3.1 and 3.11(a) are true and correct as of the Borrowing Date of such Loan.

(b) Corporate Funding Conditions. All applicable Corporate Funding Conditions remain in effect.

(c) Borrowing Request. Borrower shall have delivered to Lender a Borrowing Request for such Loan.

(d) Note. Borrower shall have delivered an executed Note evidencing such Loan, substantially in the form of Exhibit “A” attached to the Supplement.

(e) Supplemental Lien Filings. Borrower shall have executed and delivered such amendments or supplements to this Agreement and additional Security Documents, financing statements and third party waivers as Lender may reasonably request in connection with the proposed Loan, in order to create, protect or perfect or to maintain the perfection of Lender’s Liens on the Collateral.

ARTICLE 5 - AFFIRMATIVE COVENANTS

Effective upon Borrower’s submission of its Borrowing Request for the initial Loan and until satisfaction of all Obligations, Borrower will:

5.1 [Intentionally omitted].

5.2 Forms 10-K and 10-Q. Cause to be to be filed with the Securities and Exchange Commission (“SEC”) all Forms 10-K and 10-Q within ten days of the dates required to be filed, including any applicable extensions, pursuant to applicable SEC regulations.

5.3 Quarterly Reporting Certificate With the initial Borrowing Request hereunder, and thereafter on a quarter-annual basis no later than twenty (20) days after the end of each of Borrower’s fiscal quarters, a certificate of the chief financial officer or other executive officer of Borrower substantially in the form of Exhibit “C” to the Supplement stating (i) whether any of Borrower’s Deposit Accounts or investment/securities accounts have been moved, or any new accounts opened, and if so, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto; (ii) confirming the locations where Borrower stores or maintains material Inventory; and (iii) confirming the locations of Borrower’s place(s) of business, other material Collateral locations, and any changes in Borrower’s name, legal structure or jurisdiction of organization.

5.4 Existence. Keep all Borrower’s property in good working order and condition, ordinary wear and tear excepted.

5.5 Insurance. Obtain and keep in force insurance in such amounts and types as is usual in the type of business conducted by Borrower, with insurance carriers having a policyholder rating of not less than “A” and financial category rating of Class VII in “Best’s Insurance Guide,” unless otherwise approved by Lender. Such insurance policies must cover commercial general liability and casualty loss exposures, and shall list Lender as an additional insured or loss payee, as applicable, on endorsement(s). Borrower shall furnish to Lender such endorsements, and upon Lender’s request, copies of any or all such policies. So long as no Event of Default has then occurred, proceeds payable under any casualty policy will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim, provided that such replacement property shall automatically be deemed part of the Collateral.

5.7 [Intentionally Omitted.]

5.8 [Intentionally Omitted.]

5.9 Special Collateral Covenants.

(a) Maintenance of Collateral. Do all things reasonably necessary to maintain, preserve, protect and keep all Collateral in good working order and salable condition, ordinary wear and tear excepted, deal with the Collateral in all ways as are considered good practice by owners of like property, and use the Collateral lawfully and, to the extent applicable, only as permitted by Borrower’s insurance policies. Maintain, or cause to be maintained, complete and accurate Records relating to the Collateral.

(b) Financing Statements and Other Actions. In connection with the funding of the initial Loan, and at all times thereafter so long as any Obligations remain outstanding, reasonably enable Lender to maintain a first perfected security interest in the Collateral in favor of Lender subject only to Permitted Liens; perform such other acts, and execute and deliver to Lender such additional conveyances, assignments, agreements and instruments, as Lender may at any time reasonably request in connection with the administration and enforcement of this Agreement or Lender’s rights, powers and remedies hereunder.

(c) Liens. Not create, incur, assume or permit to exist any Lien or grant any other Person a negative pledge on any Collateral, except Permitted Liens.

(d) Documents of Title. Except with respect to Permitted Liens or transfers permitted pursuant to Section 6.5 hereof, not sign or authorize the signing of any financing statement or other document naming Borrower as debtor or obligor, or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral, except those negotiated to Lender, or those naming Lender as secured party.

(e) [Intentionally omitted].

(f) Decals, Markings. At the reasonable request of Lender following an Event of Default, firmly affix a decal, stencil or other marking to designated items of Equipment, indicating thereon the security interest of Lender.

(g) Agreement With Real Property Owner/Landlord. Obtain and maintain such acknowledgments, consents, waivers and agreements from the landlord with respect to any real property on which Equipment in excess of $250,000 in original cost is located after June 1, 2005, as Lender may require, all in form and substance reasonably satisfactory to Lender.

5.10 Authorization for Automated Clearinghouse Funds Transfer. (i) Authorize Lender to initiate debit entries to Borrower’s Primary Operating Account, specified in the Supplement hereto, through Automated Clearinghouse (“ACH”) transfers, in order to satisfy the Obligations; (ii) provide Lender at least ten (10) days notice of any change in Borrower’s Primary Operating Account; and (iii) grant Lender any additional authorizations necessary to begin ACH debits from a new account which becomes the Primary Operating Account.

ARTICLE 6 - NEGATIVE COVENANTS

During the term of this Agreement and until satisfaction of all Obligations, Borrower will not:

6.1 Indebtedness. Be indebted for borrowed money, the deferred purchase price of property, or leases which would be capitalized in accordance with GAAP; or become liable as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person, except:

(a) Indebtedness incurred for the acquisition of supplies or inventory on normal trade credit; and other indebtedness incurred pursuant to one or more transactions permitted under Section 6.4;

(b) Indebtedness of Borrower under this Agreement;

(c) Any Indebtedness approved by Lender prior to the Closing Date;

(d) Indebtedness not to exceed One Million Dollars ($1,000,000) in aggregate principal amount outstanding at any time secured by security interest covered by clause (c) of the definition of Permitted Lien;

(e) Subordinated Debt;

(f) Indebtedness other than Indebtedness described in clauses (a) through (e) of this Section 6.1, provided such other Indebtedness under this subsection (f) shall not exceed One Million Dollars ($1,000,000.00) in the aggregate at any given time;

(g) Extensions, refinancings and renewals of any items of Indebtedness described in (a) through (f) above, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower; and

(h) Indebtedness assumed (or taken subject to) in connection with the acquisition of another Person or the assets of another Person not to exceed Five Million Dollars ($5,000,000) or such greater amount as Lender may have consented to in connection with Section 6.5(viii) hereof; .

6.2 Liens. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of Borrower’s property, except Permitted Liens. Borrower and Lender agree that this covenant is not intended to constitute a lien, deed of trust, equitable mortgage, or security interest of any kind on any of Borrower’s real property, and this Agreement shall not be recorded or recordable. Notwithstanding the foregoing, however, violation of this covenant by Borrower shall constitute an Event of Default.

6.3 [Intentionally Omitted.]

6.4 Changes. Liquidate or dissolve.

6.5 Transfers; Mandatory Prepayment.

(a) Sell, transfer, lease, license or otherwise dispose of (a “Transfer”) any of Borrower’s assets except (i) exclusive or non-exclusive licenses of Intellectual Property in the ordinary course of business consistent with industry practice; (ii) Transfers of worn-out, obsolete or surplus property (each as determined by the Borrower in its reasonable judgment) not constituting Equipment as to which a Loan was made hereunder; (iii) Transfers of Inventory not constituting Equipment as to which a Loan was made hereunder; (iv) Transfers constituting Permitted Liens; (v) [Intentionally Omitted.]; (vi) Transfers of Collateral (other than

Intellectual Property and Equipment as to which a Loan was made hereunder) for fair consideration and in the ordinary course of its business; (vii) investments in joint ventures, strategic alliances, licensing and similar arrangements customary in Borrower’s industry and which do not require Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Lender, require Borrower to transfer ownership of non-cash assets to such joint venture or other entity; and (viii) acquisitions by Borrower of the assets or stock of, or mergers or consolidations with another Person, so long as in connection with such transaction Borrower does not assume or take subject to Indebtedness in excess of Five Million Dollars ($5,000,000), provided however, that with Lender’s consent, Borrower may enter into such transactions where it assumes or takes subject to Indebtedness in excess of Five Million Dollars ($5,000,000); (ix) the sale of all or substantially all of the assets or stock of Borrower provided that the Person acquiring such assets or stock (the “Acquiror”) agrees in writing, with the consent of Lender, to assume all of the Obligations.

(b) If Lender elects to withhold consent in connection with a transaction described in Section 6.5(a)(viii), or in connection with a transaction described in Section 6.5(a)(ix) where the Acquiror has offered to assume the Obligations, then notwithstanding anything to contrary contained herein, Borrower shall be entitled to proceed with the proposed transaction subject to requirement that Borrower shall pay (or shall cause the Acquiror to pay) to Lender no later than twenty (20) days after the closing of such transaction the full amount of principal and all then accrued and unpaid interest owing on each outstanding Loan as of the date of payment, without any obligation to pay any interest that has not yet accrued or the Terminal Payments that would otherwise be payable in connection with each such Loan. If in connection with a transaction described in Section 6.5(a)(ix) the Acquiror has not offered or is unwilling or fails to assume the Obligations, and Borrower proceeds with the proposed transaction, then no later than twenty (20) days after the closing of such transaction, Borrower shall prepay (or shall cause the Acquiror to pay) to Lender all outstanding Loans in whole, by tendering to Lender cash payment in respect of such Loans in an amount equal to: (i) all accrued and unpaid Basic Interest on such Loans as of the date of prepayment; (ii) the Terminal Payments on such Loans; and (iii) an amount equal to the undiscounted, total amount of all installment payments of principal and Basic Interest that would have accrued and been payable from the date of prepayment through the stated Maturity Date of the Loans had such Loans remained outstanding and been paid in accordance with the terms of the related Notes. Pending receipt by Lender of payment in full of the Obligations as provided in this Section 6.5(b), Lender’s Liens on the Collateral shall continue, notwithstanding any transfer of such assets by Borrower to the Acquiror or any other Person pursuant to the relevant transaction. Upon receipt of payment of the Obligations, Lender’s Liens shall terminate as provided in Section 8.9 hereof.

6.6 [Intentionally Omitted.]

6.7 [Intentionally Omitted.]

6.8 [Intentionally Omitted.]

6.9 Compliance. Become an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Loan for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lender’s Lien on the Collateral, or permit any of its subsidiaries to do any of the foregoing.

6.10 Other Deposit and Securities Accounts. From and after the date on which Borrower submits its initial Borrowing Request hereunder, maintain any deposit accounts or accounts holding securities owned by Borrower except (i) Deposit Accounts and investment/securities accounts as set forth in the Supplement, and (ii) subject to any Permitted Liens, other Deposit Accounts and securities/investment accounts, in each case, with respect to which Borrower and Lender shall have taken such action as Lender reasonably deems necessary to obtain a perfected first security interest therein.

ARTICLE 7 - EVENTS OF DEFAULT

7.1 Events of Default; Acceleration. Upon the occurrence and during the continuation of any Default, the obligation of Lender to make any additional Loan shall be suspended. The occurrence of any of the following (each, an “Event of Default”) shall terminate any obligation of Lender to make any additional Loan; and shall, at the option of Lender (1) make all sums of Basic Interest and principal, all Terminal Payments, and any Obligations and other amounts owing under any Loan Documents immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands, and (2) give Lender the right to exercise any other right or remedy provided by contract or applicable law:

(a) Borrower shall fail to pay any principal, interest or Terminal Payment under this Agreement or any Note, or fail to pay any fees or other charges when due under any Loan Document, and such failure continues for three (3) Business Days or more after the same first becomes due; or an Event of Default as defined in any other Loan Document shall have occurred.

(b) Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made herein.

(c) Borrower shall fail to pay its debts generally as they become due or shall commence any Insolvency Proceeding with respect to itself; an involuntary Insolvency Proceeding shall be filed against Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by Borrower or is not dismissed within sixty (60) days; or the dissolution or termination of the business of Borrower.

(d) Borrower shall be in default beyond any applicable period of grace or cure under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to Lender or to any Person which results in the acceleration of payment of such obligation in an amount in excess of Five Million Dollars ($5,000,000), individually or in the aggregate.

(e) [Intentionally Omitted.]

(f) Except as expressly permitted by the Loan Documents, including without limitation under the Intellectual Property Security Agreement, Section 6 of Part 2 of the Supplement, and Section 6.5 hereof, any sale, transfer or other disposition of all or a substantial or material part of the assets of Borrower, including without limitation to any trust or similar entity, shall occur.

(g) [Intentionally Omitted.]

(h) Borrower shall breach or fail to perform or observe any covenant contained in Section 5.9, Article 6 or any other covenant contained in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this Article 7) and, if such breach or failure is susceptible of being cured, the breach of such covenant is not cured within 30 days after the sooner to occur of Borrower’s receipt of notice of such breach from Lender or the date on which such breach first becomes known to any officer of Borrower; provided, however that if such breach is susceptible of being cured but not within such 30-day period and Borrower timely notifies Lender of such fact and Borrower diligently pursues such cure, then the cure period shall be extended to the date requested in Borrower’s notice but in no event more than 90 days from the initial breach; provided, further, that such additional 60-day opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which has been the subject of a prior failure within the preceding 180 days or which is a willful and knowing breach by Borrower.

7.2 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to, at its option, exercise any or all of the rights and remedies available to a secured party under the UCC or any other applicable law, and exercise any or all of its rights and remedies provided for in this Agreement and in any other Loan Document. The obligations of Borrower under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligations is rescinded or must otherwise be returned by Lender upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

7.3 Sale of Collateral. Upon the occurrence and during the continuance of an Event of Default, Lender may sell all or any part of the Collateral, at public or private sales, to itself, a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as Lender may deem commercially reasonable. Any such public or private sales shall be held at such times and at such place(s) as Lender may determine. In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser, but Lender shall not incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold. Lender may, instead of exercising its power of sale, proceed to enforce its security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction. Without limiting the generality of the foregoing, if an Event of Default is in effect,

(1) Subject to the rights of any third parties, Lender may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as Lender shall in its sole discretion determine;

(2) Lender may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Borrower in, to and under any Copyright Licenses, Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and Borrower hereby releases Lender from, and agrees to hold Lender free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto other than claims arising out of Lender’s gross negligence or willful misconduct; and

(3) Upon request by Lender, Borrower will execute and deliver to Lender a power of attorney, in form and substance reasonably satisfactory to Lender for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent or Trademark. In the event of any such disposition pursuant to this clause 3, Borrower shall supply its know-how and expertise relating to the products or services made or rendered in connection with Patents, the manufacture and sale of the products bearing Trademarks, and its customer lists and other records relating to such Copyrights, Patents or Trademarks and to the distribution of said products, to Lender.

7.4 Borrower’s Obligations Upon Default. Upon the request of Lender after the occurrence and during the continuance of an Event of Default, Borrower will:

(a) Assemble and make available to Lender the Collateral at such place(s) as Lender shall reasonably designate, segregating all Collateral so that each item is capable of identification; and

(b) Subject to the rights of any lessor, permit Lender, by Lender’s officers, employees, agents and representatives, to enter any premises where any Collateral is located, to take possession of the Collateral, to complete the processing, manufacture or repair of any Collateral, and to remove the Collateral, or to conduct any public or private sale of the Collateral, all without any liability of Lender for rent or other compensation for the use of Borrower’s premises.

ARTICLE 8 - SPECIAL COLLATERAL PROVISIONS

8.1 Compromise and Collection. Borrower and Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Rights to Payment; that certain of the Rights to Payment may be or become uncollectible in whole or in part; and that the expense and probability of success of litigating a disputed Right to Payment may exceed the amount that reasonably may be expected to be recovered with respect to such Right to Payment. Borrower hereby authorizes Lender, after and during the continuance of an Event of Default, to compromise with the obligor, accept in full payment of any Right to Payment such amount as Lender shall negotiate with the obligor, or abandon any Right to Payment. Any such action by Lender shall be considered commercially reasonable so long as Lender acts in good faith based on information known to it at the time it takes any such action.

8.2 Performance of Borrower’s Obligations. After the occurrence and during the continuance of a Default or an Event of Default, without having any obligation to do so, upon reasonable prior notice to Borrower, Lender may perform or pay any obligation which Borrower has agreed to perform or pay under this Agreement, including, without limitation, the payment or discharge of taxes or Liens levied or placed on or threatened against the Collateral. In so performing or paying, Lender shall determine the action to be taken and the amount necessary to discharge such obligations. Borrower shall reimburse Lender on demand for any amounts paid by Lender pursuant to this Section, which amounts shall constitute Obligations secured by the Collateral and shall bear interest from the date of demand at the Default Rate.

8.3 Power of Attorney. For the purpose of protecting and preserving the Collateral and Lender’s rights under this Agreement, Borrower hereby until payment in full of the Obligations and termination of Lender’s commitment hereunder irrevocably appoints Lender, with full power of substitution, as its attorney-in-fact with full power and authority, after the occurrence and during the continuance of an Event of Default, to do any act which Borrower is obligated to do hereunder; to exercise such rights with respect to the Collateral as Borrower might exercise; to use such Inventory, Equipment, Fixtures or other property as Borrower might use; to enter Borrower’s premises; to give notice of Lender’s security interest in, and to collect the Collateral; and before or after Default, to execute and file in Borrower’s name any financing statements, amendments and continuation statements necessary or desirable to perfect or continue the perfection of Lender’s security interests in the Collateral. Borrower hereby ratifies all that Lender shall lawfully do or cause to be done by virtue of this appointment.

8.4 Authorization for Lender to Take Certain Action. The power of attorney created in Section 8.3 is a power coupled with an interest and shall be irrevocable until payment in full of the Obligations and termination of Lender’s commitment hereunder. The powers conferred on Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Lender to exercise such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Lender or any of its directors, officers, employees, agents or representatives be responsible to Borrower for any act or failure to act, except for gross negligence or willful misconduct. After the occurrence and during the continuance of an Event of Default, Lender may exercise this power of attorney without notice to or assent of Borrower, in the name of Borrower, or in Lender’s own name, from time to time in Lender’s sole discretion and at Borrower’s expense. To further carry out the terms of this Agreement, after the occurrence and during the continuance of an Event of Default, Lender may:

(a) Execute any statements or documents or take possession of, and endorse and collect and receive delivery or payment of, any checks, drafts, notes, acceptances or other instruments and documents constituting Collateral, or constituting the payment of amounts due and to become due or any performance to be rendered with respect to the Collateral.

(b) Sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts; drafts, certificates and statements under any commercial or standby letter of credit relating to Collateral; assignments, verifications and notices in connection with Accounts; or any other documents relating to the Collateral, including without limitation the Records.

(c) Use or operate Collateral or any other property of Borrower for the purpose of preserving or liquidating Collateral.

(d) File any claim or take any other action or proceeding in any court of law or equity or as otherwise reasonably deemed appropriate by Lender for the purpose of collecting any and all monies due or securing any performance to be rendered with respect to the Collateral.

(e) Commence, prosecute or defend any suits, actions or proceedings or as otherwise reasonably deemed appropriate by Lender for the purpose of protecting or collecting the Collateral. In furtherance of this right, upon the occurrence and during the continuance of an Event of Default, Lender may apply for the appointment of a receiver or similar official to operate Borrower’s business.

(f) Prepare, adjust, execute, deliver and receive payment under insurance claims, and collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and apply such amounts at Lender’s sole discretion, toward repayment of the Obligations or replacement of the Collateral.

8.5 Application of Proceeds. Any Proceeds and other monies or property received by Lender pursuant to the terms of this Agreement or any Loan

Document may be applied by Lender first to the payment of expenses of collection, including without limitation reasonable attorneys’ fees, and then to the payment of the Obligations in such order of application as Lender may elect.

8.6 Deficiency. If the Proceeds of any disposition of the Collateral are insufficient to cover all costs and expenses of such sale and the payment in full of all the Obligations, plus all other sums required to be expended or distributed by Lender, then Borrower shall be liable for any such deficiency.

8.7 Lender Transfer. Upon the transfer of all or any part of the Obligations, Lender may transfer all or part of its security interest in the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such security interest so transferred, and the transferee shall be vested with all the rights and powers of Lender hereunder with respect to such security interest so transferred, but with respect to any security interest not so transferred, Lender shall retain all rights and powers hereby given.

8.8 Lender’s Duties.

(a) Lender shall use reasonable care in the custody and preservation of any Collateral in its possession. Without limitation on other conduct which may be considered the exercise of reasonable care, Lender shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tenders or other matters relative to any Collateral, regardless of whether Lender has or is deemed to have knowledge of such matters; or taking any necessary steps to preserve any rights against any Person with respect to any Collateral. Under no circumstances shall Lender be responsible for any injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of Lender.

(b) Lender may at any time deliver the Collateral or any part thereof to Borrower and the receipt of Borrower shall be a complete and full acquittance for the Collateral so delivered, and Lender shall thereafter be discharged from any liability or responsibility therefor.

(c) Neither Lender, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Lender, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender.

8.9 Termination of Security Interests. Upon the payment in full of the Obligations and satisfaction of all Borrower’s obligations under this Agreement and the other Loan Documents, and if Lender has no further obligations under its Commitment, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Borrower. Upon any such termination, the Lender shall, at Borrower’s expense, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination.

ARTICLE 9 - GENERAL PROVISIONS

9.1 Notices. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile, or other authenticated message, charges prepaid, to the other party’s or parties’ addresses shown on the Supplement. Each party may change the address or facsimile number to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next Business Day after delivery to the courier service; if by first class mail, on the third Business Day after deposit in the U.S. Mail; and if by facsimile, on the date of transmission.

9.2 Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that Borrower may not assign or transfer Borrower’s rights or obligations under any Loan Document. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and obligations under the Loan Documents. In connection with any of the foregoing, Lender may disclose all documents and information which Lender now or hereafter may have relating to the Loans, Borrower, or its business; provided that any person who receives such information shall have agreed in writing in advance to maintain the confidentiality of such information on terms reasonably acceptable to Borrower.

9.3 No Waiver. Any waiver, consent or approval by Lender of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Lender has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the Maturity Date unless Lender agrees otherwise in writing.

9.4 Rights Cumulative. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

9.5 Unenforceable Provisions. Any provision of any Loan Document executed by Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

9.6 Accounting Terms. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP.

9.7 Indemnification; Exculpation. Borrower shall pay and protect, defend and indemnify Lender and Lender’s employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Lender, collectively “Agents”) against, and hold Lender and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages (excluding any special, punitive or consequential damages), losses, expenses (including, without limitation, reasonable attorneys’ fees and costs) and other amounts incurred by Lender and each such Agent, arising from (i) the matters contemplated by this Agreement or any other Loan Documents, (ii) any dispute between Borrower and a third party, or (iii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower’s business; provided, however, that this indemnification shall not apply to any of the foregoing incurred as the result of Lender’s or any Agent’s gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower’s Obligations to Lender.

9.8 Reimbursement. Subject to the limitations set forth in Section 11 of Part 2 of the Supplement, Borrower shall reimburse Lender for all costs and expenses, including without limitation reasonable attorneys’ fees and disbursements expended or incurred by Lender in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the preparation and negotiation of the Loan Documents, (b) the amendment and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Lender’s rights, remedies and obligations under the Loan Documents, (c) collecting any sum which becomes due Lender under any Loan Document, (d) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (e) the protection, preservation or enforcement of any rights of Lender. For the purposes of this section, attorneys’ fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) postjudgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable upon demand by Lender, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the highest applicable Default Rate.

9.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.

9.10 Entire Agreement. The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by Borrower and Lender.

9.11 Governing Law and Jurisdiction.

(a) THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWER AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER AND LENDER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

9.12 Waiver of Jury Trial. BORROWER AND LENDER EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER AND LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

ARTICLE 10 - DEFINITIONS

The definitions appearing in this Agreement or any Supplement shall be applicable to both the singular and plural forms of the defined terms:

“Account” means any “account,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of Borrower’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Affiliate” means any Person which directly or indirectly controls, is controlled by, or is under common control with Borrower. “Control,” “controlled by” and “under common control with” mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of a corporation.

“Agreement” means this Loan Agreement and each Supplement thereto, as each may be amended or supplemented from time to time.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.

“Basic Interest” means the fixed rate of interest payable on the outstanding balance of each Loan at the applicable Designated Rate.

“Borrowing Date” means the Business Day on which the proceeds of a Loan are disbursed by Lender.

“Borrowing Request” means a written request from Borrower in substantially the form of Exhibit “B” to the Supplement, requesting the funding of one or more Loans on a particular Borrowing Date.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Closing Date” means the date of this Agreement.

“Collateral” means all of Borrower’s right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles (specifically excluding the Unpledged Intellectual Property); (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all other Goods and personal property of Borrower, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; (i) all Records; and (j) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

“Commitment” means the obligation of Lender to make Loans to Borrower up to the aggregate principal amount set forth in the Supplement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all of the following now owned or hereafter acquired by Borrower or in which Borrower now hold or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions thereof; and (iv) any registrations to be issued under any pending applications.

“Corporate Funding Conditions” means the occurrence of each and all of the following:

(a) Chip Scarlett (“Scarlett”) is then serving on a full-time basis as Borrower’s Chief Executive Officer;

(b) Scarlett delivers to Lender a written certification that Genentech has not terminated or revoked the license agreement between Borrower and Genentech relating to Borrower’s core technology, and that he is not aware of any current intention by Genentech to revoke or terminate such license agreement; and

(c) Borrower’s new drug application submission for Severe Primary IGFD (the “NDA Submission”) has not been rejected by the United States Food and Drug Administration (“FDA”), without being subsequently refiled by Borrower with the FDA. and accepted by the FDA;

(d) Scarlett delivers to Lender a written certification that the FDA has not issued to Borrower a non-approvable letter with respect to the NDA Submission.

“Default” means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

“Default Rate” is defined in Section 2.7.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Designated Rate” means the rate of interest per annum described in the Supplement as being applicable to an outstanding Loan from time to time.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.

“Equipment” means any “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” means any event described in Section 7.1.

“Fixtures” means any “fixtures,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“GAAP” means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, websites, domain names, and all applications therefor and reissues, extensions, or renewals thereof, other rights to Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, money, cash or cash equivalents, deposit, checking and other bank accounts, rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Indebtedness” of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Intellectual Property” means all Copyrights, Trademarks, Patents, Licenses, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials, records and goodwill associated with the foregoing.

“Intellectual Property Security Agreement” means any Intellectual Property Security Agreement executed and delivered by Borrower in favor of Lender, as the same may be amended, supplemented, or restated from time to time.

“Inventory” means any “inventory,” as such term is defined in the UCC, wherever located, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of Borrower or is held by others for Borrower’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property first may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment Property” means any “investment property,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, including any right to payment under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan” means an extension of credit by Lender under this Agreement.

“Loan Documents” means, individually and collectively, this Loan Agreement, each Supplement, each Note, the Intellectual Property Security Agreement, and any other security or pledge agreement(s) executed in connection with this Agreement, and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement.

“Material Adverse Effect” or “Material Adverse Change” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Borrower; (b) a material impairment of the ability of Borrower to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

“Maturity Date” means, with regard to a Loan, the earlier of (i) its maturity by reason of acceleration, or (ii) its stated maturity date; and is the date on which payment of all outstanding principal, accrued interest, and the Terminal Payment with respect to such Loan is due.

“Note” means a promissory note substantially in the form attached to the Supplement as Exhibit “A”, executed by Borrower evidencing each Loan.

“Obligations” means all debts, obligations and liabilities of Borrower to Lender currently existing or now or hereafter made, incurred or created under, pursuant to or in connection with this Agreement or any other Loan Document, whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications thereof; and all attorneys’ fees and costs incurred by Lender in connection with the collection and enforcement thereof as provided for in any Loan Document.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Patents” means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto in, the United States or any other county, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.

“Permitted Lien” means:

(a) involuntary Liens;

(b) Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained in accordance with GAAP;

(c) security interests on any property held or acquired by Borrower in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness (and the proceeds of such property), and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property; and further provided, that such property is not equipment or other Collateral with respect to which a Loan has been made hereunder;

(d) Liens in favor of Lender;

(e) bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;

(f) materialmen’s, mechanics’, repairmen’s, employees’ or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;

(g) any judgment, attachment or similar Lien, so long as the same either (A) does not secure Indebtedness in excess of $5,000,000 individually or in aggregate, or (B) secures Indebtedness in excess of $5,000,000 individually or in aggregate and the holders of such Lien have not initiated formal action to execute or foreclose upon the Collateral;

(h) exclusive or non-exclusive licenses or sublicenses of Patents, Patent Licenses, Trademarks or Trademark Licenses made or entered into in the ordinary course of Borrower’s business and consistent with industry practice, including pursuant to research and development collaborations;

(i) Liens to secure Indebtedness permitted under Section 6.1 hereof; and

(j) Liens which have been approved by Lender in writing prior to the Closing Date.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Qualified Public Offering” means the closing of a firmly underwritten public offering of Borrower’s common stock with aggregate proceeds of not less than $20,000,000 (prior to underwriting expenses and commissions).

“Receivables” means all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.

“Records” means all Borrower’s computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning Borrower’s business.

“Related Person” means any Affiliate of Borrower, or any officer, employee, director or equity security holder of Borrower or any Affiliate.

“Rights to Payment” means all Borrower’s accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License, or any commercial or standby letter of credit.

“Security Documents” means this Loan Agreement, the Supplement hereto, the Intellectual Property Security Agreement, and any and all account control agreements, collateral assignments, chattel mortgages, financing statements, amendments to any of the foregoing and other documents from time to time executed or filed to create, perfect or maintain the perfection of Lender’s Liens on the Collateral.

“Subordinated Debt” means any Indebtedness incurred by Borrower that is subordinated to the Indebtedness owing by Borrower to Lender in accordance with the provisions of Section 4 of Part 2 of the Supplement.

“Supplement” means that certain supplement to the Loan Agreement, as the same may be amended or restated from time to time, and any other supplements entered into between Borrower and Lender, as the same may be amended or restated from time to time.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Terminal Payment” means, with respect to a Loan, an amount payable on the Maturity Date of such Loan in an amount equal to that percentage of the original principal amount of such Loan specified in the Supplement.

“Termination Date” has the meaning specified in the Supplement.

“Threshold Amount” has the meaning specified in the Supplement.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

“Unpledged Intellectual Property” means those particular Intellectual Property rights of Borrower that are implicated by Borrower’s license agreements with Genentech and Fujisawa, and any intellectual property that is in-licensed by Borrower from a third party, including without limitation Genetech and Fujisawa, and any internal improvements relating to such technology.

[Signature Page Follows]

[Signature Page to Loan Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWER:

TERCICA, INC.

By:	/s/ Timothy P. Lynch
Name:	Timothy P. Lynch
Title:	Chief Financial Officer

LENDER:

VENTURE LENDING & LEASING IV, INC.

By:	/s/ Brian Best
Name:	Brian Best
Title:	Vice President

SUPPLEMENT

to the

Loan Agreement

Dated as of January 21, 2005

between

Tercica, Inc. (“Borrower”)

and

Venture Lending & Leasing IV, Inc. (“Lender”)

This is a Supplement identified in the document entitled Loan Agreement dated as of January 21, 2005, between Borrower and Lender. All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Section 10 of the Loan Agreement, which is incorporated in its entirety into this Supplement. In the event of any inconsistency between the provisions of that document and this Supplement, this Supplement is controlling.

In addition to the provisions of the Loan Agreement, the parties agree as follows:

Part 1. - Additional Definitions:

“Commitment”: Subject to the terms and conditions set forth in the Loan Agreement and this Supplement, Lender commits to make Working Capital Loans to Borrower up to the aggregate original principal amount of Fifteen Million Dollars ($15,000,000.00). Working Capital Loans are sometimes referred to herein individually as a “Loan” or collectively as “Loans”.

“Commitment Extension Request” is defined in Section 5 of Part 2 of this Supplement.

“Designated Rate”: The Designated Rate for each Loan shall be a fixed rate of interest per annum equal to the seven and one-half percent (7.50%) per annum.

“Loan Commencement Date” means, with respect to a Loan, the first day of the first full calendar month following the Borrowing Date of such Loan if such Borrowing Date is not the first day of a month; and is the same day as the Borrowing Date if the Borrowing Date is the first day of a month.

“Terminal Payment”: Each Working Capital Loan shall have a Terminal Payment equal to nine and 221/1000 (9.221%) percent of the original principal amount of such Working Capital Loan.

“Termination Date”: The Termination Date is the earlier of: (a) the date Lender may terminate making Loans or extending other credit pursuant to the rights of Lender under Article 7 of the Loan Agreement: or (b) April 30, 2005, unless prior to that date Borrower has delivered its Commitment Extension Request, in which event the Termination Date shall be either (x) if as of April 30, 2005, Borrower has not yet completed the closing of a follow-on equity round in the amount of at least Forty Million Dollars ($40,000,000), June 30, 2005, unless on or before June 30, 2005, Borrower’s NDA Submission has been rejected the FDA, without being subsequently refiled by Borrower and accepted by the FDA, in which case the Termination Date shall be extended to August 31, 2005 to enable Borrower time to refile and have accepted the NDA Submission, or (y) if on or before April 30, 2005, Borrower has completed the closing of a follow-on equity round in the amount of at least Forty Million Dollars ($40,000,000), December 31, 2005, unless on or before December 31, 2005, Borrower’s NDA Submission has been rejected, without being subsequently refiled and accepted, in which case the Termination Date shall be extended to February 28, 2006 to enable Borrower time to refile and have accepted the NDA Submission.

“Threshold Amount” means Two Hundred Fifty Thousand Dollars ($250,000).

“Working Capital Loan” means any Loan requested by Borrower and funded by Lender under the Commitment for general corporate purposes of Borrower.

Part 2. - Additional Covenants and Conditions:

1. Use of Proceeds; Limitations on Loans.

(a) Working Capital Loans. Subject to the terms and conditions of the Loan Agreement and this Supplement, Lender agrees to make Working Capital Loans to Borrower from time to time from the Closing Date up to and including the Termination Date in an aggregate original principal amount up to but not exceeding the then unfunded portion of the Working Capital Loan Commitment. The proceeds of each Working Capital Loan shall be used by Borrower for general corporate purposes.

(b) Minimum Funding Amount. Except to the extent the remaining Commitment is a lesser amount, any Loan(s) requested by Borrower to be made on a single Business Day shall be for a minimum aggregate principal amount of One Million Dollars ($1,000,000.00). Borrower shall not submit a Borrowing Request more frequently than once each month.

2. Repayment of Loans. Principal of and interest on each Loan shall be payable as set forth in the Note evidencing such Loan, in substantially in the form attached hereto as Exhibit “A”.

(a) Payments on Borrowing Date. If the Borrowing Date of a Loan coincides with the Loan Commencement Date for such Loan, then on the Borrowing Date, Borrower shall pay interest only, in advance for the ensuing month, on the outstanding principal balance of the Loan at the rate of 604/1000 of one percent (0.604%) per month. If the Borrowing Date is earlier than the Loan Commencement Date, then on the Borrowing Date, Borrower shall pay (i) interest only at the daily equivalent of 604/1000 of one percent (0.604%) per month, in advance, on the outstanding principal balance of the Loan for the period from the Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs, and (ii) a first monthly payment of interest only, in advance, for the month commencing on the Loan Commencement Date, at the rate of 604/1000 of one percent (0.604%) per month.

(b) Subsequent Payments. Commencing on the first day of the second full calendar month following the Borrowing Date of a Loan, and continuing for each of the next succeeding four (4) months, Borrower shall make five (5) monthly payments of interest only, in advance, on the outstanding principal balance of the Loan at the rate of 604/1000 of one percent (0.604%) per month. Commencing on the first day of the 7th full calendar month after the Borrowing Date of such Loan, and continuing on the first day of each consecutive calendar month thereafter, principal of and interest on such Loan at the Designated Rate shall be payable, in advance, in thirty (30) equal, consecutive installments of principal and interest, followed by the Terminal Payment on such Loan, all as more particularly set forth in the payment schedule to be prepared by the parties at the time of execution of the Note evidencing such Loan, consistent with the terms of this Section 2.

3. Prepayments. No Loan may be voluntarily prepaid except as provided in this Section 3. Borrower may voluntarily prepay all, but not less than all, Loans in whole, but not in part, at any time by tendering to Lender cash payment in respect of such Loans in an amount equal to: (i) all accrued and unpaid Basic Interest on such Loans as of the date of prepayment; (ii) the Terminal Payments on such Loans; and (iii) an amount equal to the undiscounted, total amount of all installment payments of principal and Basic Interest that would have accrued and been payable from the date of prepayment through the stated Maturity Date of the Loans had such Loans remained outstanding and been paid in accordance with the terms of the related Notes. The Loans shall also be subject to prepayment in the events and in the amounts described in Section 6.5 of the Loan Agreement.

4. Subordination of Debt. During the term of the Loan Agreement and until performance of all Obligations to Lender, Borrower shall not incur or permit to exist any Indebtedness for borrowed money (except for Indebtedness permitted under Section 6.1 of the Loan Agreement) unless the holder’s right to repayment of such Indebtedness, the priority of any Lien securing the same, and the rights of the holder thereof to enforce remedies against Borrower following default have been made subordinate to the Liens of Lender and the prior payment of the Obligations to Lender under the Loan Documents pursuant to a written subordination agreement approved by Lender in its reasonable discretion in writing, which agreement may provide that regularly scheduled payments of accrued interest on such subordinated Indebtedness may be paid by Borrower and retained by the holder so long as no Event of Default has occurred; provided, however, that nothing in this Section 4 shall limit in any manner

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Borrower’s ability to issue convertible subordinated debt if the terms of subordination thereof are no less favorable to Lender than those which are typically applicable in convertible subordinated debt of comparable companies then issued pursuant to Rule 144A of the Securities Act of 1933.

5. Issuance of Stock to Lender.

(a) As additional consideration for the making of the Commitment, Lender or its assignee has earned and shall have received in escrow, upon the execution hereof and as a condition to the initial Loan: (i) seventy-five thousand (75,000) fully paid and nonassessable shares of Borrower’s Common Stock. If Borrower elects to extend the Termination Date (i.e., the availability of Lender’s commitment) beyond April 30, 2005 by giving Lender written notice of such election prior to April 30, 2005 (a “Commitment Extension Request”), then within five (5) Business Days of giving such Request Borrower shall issue and deliver to the escrow account established for the benefit of Lender or its assignee an additional thirty-seven thousand five hundred (37,500) full paid and nonassessable shares of Borrower’s Common Stock; provided, however, that if and when Borrower requests the initial Loan, Lender elects not to fund on the basis of Borrower’s failure to satisfy all of the Corporate Funding Conditions and/or the occurrence of an Event of Default under Section 7.1(f) or 7.1(h) of the Loan Agreement, then Lender shall return, or cause its assignee to return to Borrower the $75,000 commitment fee described in Section 8 below, as well as to release to Borrower from escrow the initial 75,000 shares of Common Stock issued to Lender upon execution of the Loan Documents and, if applicable, the additional 37,500 shares issued in connection with Borrower’s Commitment Extension Request...

(b) If and when Borrower requests and Lender advances the initial Loan, then as an additional condition precedent to such Loan, Borrower shall issue and deliver directly to Lender or its assignee within five (5) Business Days of the Borrowing Date of such Loan an additional fifty-six thousand two hundred fifty (56,250), fully paid and nonassessable shares of Borrower’s Common Stock.

(c) If and when Borrower requests and Lender advances a Loan the principal amount of which causes the aggregate original principal amount of all prior Loans to exceed $5,000,000, then as an additional condition precedent to such Loan, Borrower shall issue and deliver directly to Lender or its assignee within five (5) Business Days of the Borrowing Date of such Loan an additional fifty-six thousand two hundred fifty (56,250) fully paid and nonassessable shares of Borrower’s Common Stock.

(d) Borrower’s obligations to issue its shares of Common Stock to Lender under this Section 5 shall constitute a covenant under Article 5 of the Loan Agreement. Borrower acknowledges that Lender has assigned its rights to receive all such shares of Common Stock to its parent, Venture Lending & Leasing IV, LLC (“VLL”); in connection therewith, Borrower shall issue all such shares of Common Stock directly to VLL. Upon request of Borrower, Lender shall furnish to Borrower a copy of the agreement in which Lender assigned the shares to VLL. Contemporaneous with the execution of this Supplement, VLL and Borrower shall enter into a Common Stock Agreement in form and substance mutually acceptable to the parties, which shall grant to VLL piggy-back registration rights with respect to the shares of Common Stock issuable under this Section 5. This covenant shall also be a condition precedent to the initial Loan pursuant to Section 4.1 of the Loan Agreement.

6. No Lien on Certain Intellectual Property. Lender agrees to exclude the Unpledged Intellectual Property from the Collateral over which Borrower has granted to Lender a Lien to secure the Obligations.

7. Forbearance of Exercise of Remedies Against Intellectual Property.

(a) Notwithstanding anything to the contrary contained in Article 7 and 8 of the Loan Agreement or elsewhere in the Loan Documents, following the occurrence and during the continuance of an Event of Default, other than an Event of Default under Section 7.1(c) involving a voluntary Insolvency Proceeding or dissolution of Borrower or termination of Borrower’s business, or an Event of Default under Section 7.1(f) or (h), Lender agrees to forbear from selling, leasing, licensing or otherwise disposing of any Collateral comprising Intellectual Property for a period of up to ninety (90) days after the occurrence of such Event of Default (such 90-day period being referred to herein as the “Forbearance Period”), provided that at all times during the Forbearance Period:

(i)	Borrower shall continue to have a duly constituted and acting board of directors, and executive management working on a full time basis for Borrower;

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(ii)	Borrower is exercising on a continuous and diligent basis reasonable commercial efforts to consummate a financing or other transaction that will enable it to satisfy and discharge its Obligations to Lender;

(iii)	Borrower shall cooperate with Lender in its exercise of rights under Sections 5.9 of the Loan Agreement;

(iv)	No Insolvency Proceeding is commenced by or against Borrower; and

(v)	No Person who holds or acquires a Lien on or against all or any material portion of Borrower’s Intellectual Property actually exercises foreclosure or similar remedies against such property.

Subject to paragraph (b) below, upon the breach of any of the events under clauses (i) through (v) above, the Forbearance Period shall immediately and automatically terminate and Lender may thereupon commence, continue and complete any exercise of its rights and remedies against Intellectual Property Collateral, all as provided in the Loan Documents and under applicable law.

(b) If during the Forbearance Period, Lender proposes or arranges a private or public sale of all or a material portion of the Intellectual Property Collateral (which sale shall not be consummated during the Forbearance Period), Lender shall give notice of such proposed sale to Borrower, including notice of the minimum price to be paid or bid in such sale. If Borrower’s Board of Director determines in good faith that the proposed sale would not be commercially reasonable, then Borrower may, within five (5) Business Days of receipt of the initial notice from Lender, deliver a written objection, following which the parties agree to meet promptly and to confer in good faith to resolve any disagreements as to value or the proposed sale. Unless the parties have otherwise agreed as a result of such meet-and-confer, Borrower shall obtain, at its sole expense, within thirty (30) days after the initial notice from Lender, a written appraisal of the orderly liquidation value of the Intellectual Property, prepared by a recognized, independent appraiser with experience evaluating similar types of property (in which event, the 60-day limitation on the Forbearance Period shall be extended if, and only as, necessary to afford Borrower the full thirty (30) days to obtain such appraisal). If such appraisal is not timely delivered, or if the value concluded by the independent appraisal is not more than one hundred twenty percent (120%) of the minimum price or bid in any transaction proposed by Lender for the same Intellectual Property Collateral, then Lender may proceed with the proposed transaction (but not sooner than the expiration of the Forbearance Period unless Borrower approves otherwise) on price terms not materially more favorable to the transferee than originally proposed by Lender. If the value concluded by the independent appraisal is more than one hundred twenty percent (120%) of the minimum price or bid in any transaction proposed by Lender, then the 90-day limitation on the Forbearance Period (as may have been extended for the appraisal as aforesaid) shall be extended and the parties shall cooperate with one another to realize the higher valuation, provided that if the Forbearance Period (as so extended) terminates for any reason other than that set forth in clause (ii) of paragraph (a) above, Lender may thereupon commence, continue and complete any exercise of its rights and remedies against Intellectual Property Collateral, all as provided in the Loan Documents and under applicable law, and in all events, Lender shall be free to enforce such rights and remedies and complete one or more sales or other dispositions of the Intellectual Property after the earlier of (i) one hundred eighty (180) days after the occurrence of the Event of Default, or (ii) one hundred twenty (120) days after the delivery of the appraisal report to Borrower.

(c) At any time during the Forbearance Period, Lender will discontinue and forbear from enforcing its rights and remedies against the Collateral upon tender to Lender by Borrower or by another Person for its account all amounts payable under Section 3 of Part 2 of this Supplement.

8. Completion of Due Diligence; Payment and Disposition of Commitment Fee. The parties acknowledge that Borrower previously has paid to Lender a commitment fee in the amount of Seventy-five Thousand Dollars ($75,000.00). Lender agrees that if and when Borrower has utilized at least $1,000,000 of the Commitment, on the Borrowing Date applicable to the Working Capital Loan that satisfies such utilization amount, Lender shall refund the $75,000 commitment fee to Borrower, which refund may take the form of a credit against the payments due from Borrower on such date in respect of such Working Capital Loan.

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9. Borrower’s Early Termination of Commitment. At any time prior to the Termination Date, so long as Borrower has not previously utilized any portion of the Commitment, Borrower may elect to terminate the Commitment by written notice to Lender. Notwithstanding such termination by Borrower, Lender shall be entitled to retain the $75,000 commitment fee described in Section 8 above, as well as the initial 75,000 shares of Common Stock issued to Lender upon execution of the Loan Documents and, if applicable, the additional 37,500 shares of Common Stock issued in connection with Borrower’s Commitment Extension Request.

10. Debits to Account for ACH Transfers. For purposes of Section 2.2 and 5.10 of the Loan Agreement, Borrower’s Primary Operating Account is:

To be supplied separately by Borrower to Lender.

Loans will be advanced to the account specified above and payments will be automatically debited from the same account.

11. Documentation Fee Payment. As an additional condition precedent under Section 4.1 of the Loan Agreement and pursuant to Section 9.8(a) thereof, upon the execution of this Supplement, Borrower shall pay to Lender Lender’s reasonable and actual attorneys’ fees, costs and expenses incurred and expended in connection with the preparation and negotiation of the Loan Documents and Lender’s out-of-pocket costs of perfecting its Liens against Collateral, up to $30,000.00.

Part 3. - Additional Representations:

Borrower represents and warrants that as of the Closing Date and each Borrowing Date:

a)	Its chief executive office is located at: 651 Gateway Boulevard, South San Francisco, California 94080.

b)	Its Equipment is located at:

651 Gateway Boulevard, South San Francisco, California 94080

Cambrex Bio Sciences Baltimore, Inc., 5901 East Lombard Street, Baltimore, Maryland 21224

Baxter Pharmaceutical Solutions LLC, 927 South Curry Pike, Bloomington, Indiana 47402

c)	Its Inventory is located at:.

651 Gateway Boulevard, South San Francisco, California 94080

Cambrex Bio Sciences Baltimore, Inc., 5901 East Lombard Street, Baltimore, Maryland 21224

Baxter Pharmaceutical Solutions LLC, 927 South Curry Pike, Bloomington, Indiana 47402

McKesson HBOC, 14665 Rothgeb Dr., Rockville, MD 20850

d)	Its Records are located at: [same as (a) above].

e)	In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations: NONE.

f)	Other than its full corporate name, Borrower has conducted business using the following trade names or fictitious business names: Tercica Limited and Tercica Medica, Inc.

g)	Borrower’s Delaware state corporation I.D. number is 3464370.

h)	Borrower’s federal tax identification number is 26-0042539.

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i)	Borrower’s Other Deposit and Investment Accounts: In addition to Borrower’s Primary Operating Account at State Street Bank Trust identified above, Borrower maintains to following other deposit and investment accounts:

To be supplied separately by Borrower to Lender.

Part 4. - Additional Loan Documents:

Form of Note for Working Capital Loans	Exhibit “A”
Form of Borrowing Request Form of Compliance Certificate	Exhibit “B” Exhibit “C”
Form of Intellectual Property Security Agreement	Exhibit “D”
Form of Landlord Waiver	Exhibit “E”
Form of Legal Opinion	Exhibit “F”

[Signature page follows.]

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IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWER:

Tercica, Inc.

	By:	/s/ Timothy P. Lynch
	Name:	Timothy P. Lynch
	Title:	Chief Financial Officer

Address for Notices:	Attn:	Chief Financial Officer
651 Gateway Boulevard, Suite 950
South San Francisco, California 94080
Fax #: (650) 624-4940

LENDER:

VENTURE LENDING & LEASING IV, INC.

	By:	/s/ Brian Best
	Name:	Brian Best
	Title:	Vice President

Address for Notices:	Attn:	Chief Financial Officer
2010 North First Street, Suite 310
San Jose, California 95131
Fax #: (408) 436-8625

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EXHIBIT “A”

FORM OF PROMISSORY NOTE

[Note No. X-XXX]

$__________________	_________________, 2005
San Jose, California

The undersigned (“Borrower”) promises to pay to the order of VENTURE LENDING & LEASING IV, INC., a Maryland corporation (“Lender”), at its office at 2010 North First Street, Suite 310, San Jose, California 95131, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of                                  Dollars ($            ), with Basic Interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum of seven and one-half percent (7.50%) (the “Designated Rate”), except as otherwise provided herein, together with a Terminal Payment in the sum of [9.221% of face amount of Loan] Dollars ($            ) payable on the Maturity Date.

This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan Agreement dated as of January 21, 2005, between Borrower and Lender (the “Loan Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

Principal of and interest on this Note shall be payable as follows:

[If the Borrowing Date of the Loan coincides with the Loan Commencement Date for this Loan] On the Borrowing Date, Borrower shall pay interest only, in advance for the ensuing month, on the outstanding principal balance of this Note at the rate of 604/1000 of one percent (0.604%) per month (the “Interim Rate”).

[If the Borrowing Date is earlier than the Loan Commencement Date for this Loan] On the Borrowing Date, Borrower shall pay (i) interest only at the daily equivalent of 604/1000 of one percent (0.604%) per month (the “Interim Rate”), in advance, on the outstanding principal balance of this Note for the period from the Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs, and (ii) a first monthly payment of interest only, in advance, for the month commencing on the Loan Commencement Date, at the rate of 604/1000 of one percent (0.604%) per month.

Commencing on the first day of the second full calendar month following the Borrowing Date of this Note, and continuing for each of the next succeeding four (4) months, Borrower shall make five (5) monthly payments of interest only, in advance, at the Interim Rate on the outstanding principal balance of the Loan. Commencing on the first day of the 7th full calendar month after the Borrowing Date, and continuing on the first day of each consecutive calendar month thereafter, principal of and interest on this Note at the Designated Rate shall be payable, in advance, in thirty (30) equal, consecutive installments of principal and interest, followed by the Terminal Payment on such Loan on the first day of the next succeeding month.

This Note may be voluntarily prepaid only as permitted under Section 3 of Part 2 of the Supplement to the Loan Agreement, and is subject to prepayment upon the happening of certain events set forth in Section 6.5 of the Loan Agreement.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate. Borrower shall pay such interest on demand.

Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

If Borrower is late in making any payment under this Note by more than five (5) days, Borrower agrees to pay a “late charge” of three and one-half percent (3.5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

This Note shall be governed by, and construed in accordance with, the laws of the State of California.

Tercica, Inc.

By:
Name:
Its:

EXHIBIT “B”

FORM OF BORROWING REQUEST

[and NOTICE OF INTENT TO BORROW]

[Date]

Venture Lending & Leasing IV, Inc.

2010 North First Street, Suite 310

San Jose, CA 95131

Re: Tercica, Inc.

Gentlemen:

Reference is made to the Loan Agreement dated as of January 21, 2005 (as amended from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), between Venture Lending & Leasing IV, Inc. and Tercica, Inc. (the “Company”).

The undersigned is the                                  of the Company, and hereby requests on behalf of the Company a Loan under the Loan Agreement, and in that connection certifies as follows:

1. The amount of the proposed Loan is                                          and     /100 Dollars ($                    ). The Borrowing Date of the proposed Loan is                          , 2005.

2. As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Loan, and the conditions precedent described in Article 4 of the Loan Agreement have been met.

3. [If this is the request for the initial Loan] This Borrowing Notice also constitutes Borrower’s Notice of Intent to Borrow, given pursuant to Section 2.10 of the Loan Agreement, and as such, Borrower hereby grants to Lender continuing security interests in all of the Collateral, and has executed and delivered herewith two original counterparts of the Intellectual Property Security Agreement.

The Company shall notify you promptly before the funding of the Loan if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.

Very truly yours,

Tercica, Inc.

Name:
Title:*

*	Must be executed by Borrower’s Chief Financial Officer or other executive officer.

EXHIBIT “C”

QUARTERLY CERTIFICATE

Venture Lending & Leasing IV, Inc.

2010 North First Street, Suite 310

San Jose, CA 95131

Re: Tercica, Inc.

Gentlemen:

Reference is made to the Loan Agreement dated as of January 21, 2005 (as the same have been and may be amended from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), between Venture Lending & Leasing IV, Inc. and Tercica, Inc. (the “Company”).

The undersigned authorized representative of the Company submits this report and certificate (“Quarterly Certificate”) to Lender pursuant to Section 5.3 of the Loan Agreement, and hereby certifies as follows:

1. As of the date hereof, the Company maintains offices and/or operations at the following locations:

.

2. As of the date hereof, the Company maintains Inventory (other than de minimis amounts) at the following locations [if the location is owned, leased of controlled by a third party, please indicate the name, contact person and phone number for such third party]:

.

3. Since the date of the most recent Quarterly Certificate, the Company has not relocated any material portion o fits Collateral (other than Inventory) from locations previously disclosed to Lender in the Supplement to the Loan Agreement or in a prior Quarterly Certificate, except as follows:

.

4. Since the date of the most recent Quarterly Certificate, the Company has established and/or discontinued operations or business at the following locations:

.

5. Since the date of the most recent Quarterly Certificate, the Company has not changed its corporate name, legal structure of jurisdiction of organization, except as follows:

.

6. As required under Section 2(d) of the Intellectual Property Security Agreement, since the later of the date of such Agreement or the most recent Quarterly Certificate, except as described herein, the Company has not made or filed any applications or registrations in respect of any patents, copyrights or trademarks, and the status of any outstanding applications or registrations is as follows:

.

7. Pursuant to Section 6.10 of the Loan Agreement: (i) as of the date hereof, it maintains only those Deposit Accounts and investment/securities accounts set forth below; and (ii) a control agreement has been executed and delivered to Lender with respect to each such account [Note: If the Company has established any new account(s) since the date of the last compliance certificate, please so indicate].

Deposit Accounts

Name of Institution	Account Number	Control Agt. In place?	Complies	New Account
__________________	__________________	YES / NO	YES / NO	YES / NO

__________________	__________________	YES / NO	YES / NO	YES / NO

__________________	__________________	YES / NO	YES / NO	YES / NO

Investment Accounts

Name of Institution	Account Number	Control Agt. In place?	Complies	New Account
__________________	__________________	YES / NO	YES / NO	YES / NO

__________________	__________________	YES / NO	YES / NO	YES / NO

__________________	__________________	YES / NO	YES / NO	YES / NO

Very truly yours,

Name:
Title:*

*	Must be executed by Borrower’s Chief Financial Officer or other executive officer.

EXHIBIT “D”

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (this “Agreement”) is made as of                          , 2005, by and between TERCICA, INC., a Delaware corporation (“Grantor”), and VENTURE LENDING & LEASING IV, INC., a Maryland corporation (“Secured Party”).

RECITALS

A. Pursuant to a Loan Agreement and Supplement thereto, both dated as of January 21, 2005 (the “Loan Agreement” and the “Supplement,” respectively) between Grantor, as borrower, and Secured Party, as lender, Secured Party agreed to make certain advances of money and to extend certain financial accommodations to Grantor in the amounts and manner set forth in the Loan Agreement and Supplement. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B. Pursuant to the Supplement, Grantor agreed to execute and deliver this Agreement upon the occurrence or non-occurrence of certain events and conditions described therein.

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1. Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Grantor’s present or future Obligations, Grantor hereby grants a security interest and mortgage to Secured Party, as security, in and to Grantor’s entire right, title and interest in, to and under the following Intellectual Property, now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest (all of which shall collectively be called the “Collateral” for purposes of this Agreement), but specifically excluding the Unpledged Intellectual Property notwithstanding the provisions of subsections (a) through (g) below:

(a) Any and all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, and State thereof or any other country; all continuations, renewals, or extensions thereof; and any registrations to be issued under any pending applications, including without limitation those set forth on Exhibit A attached hereto (collectively, the “Copyrights”);

(b) All letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; all reissues, continuations, continuations-in-part or extensions thereof; all petty patents, divisionals, and patents of addition; and all patents to be issued under any such applications, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);

(c) All trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, and reissues, extensions or renewals thereof, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”);

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(d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g) All proceeds and products of the foregoing, including without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

2. Covenants and Warranties. Grantor represents, warrants, covenants and agrees as follows:

(a) Grantor is now the sole owner of the Collateral, except for exclusive or non-exclusive licenses or sublicenses granted by Grantor to its customers in the ordinary course of business consistent with industry practice;

(b) During the term of this Agreement, Grantor will not transfer or otherwise encumber any interest in the Collateral, except for licenses or sublicenses granted by Grantor in the ordinary course of business consistent with industry practice;

(c) To its knowledge, each of the Patents is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Collateral violates the rights of any third party;

(d) Grantor shall deliver to Secured Party within twenty (20) days of the last day of each fiscal quarter in which there is a change or update to the reported contents from the previous fiscal quarter, as part of its quarterly report under Section 5.3 of the Loan Agreement, a listing of any applications or registrations that Grantor has made or filed in respect of any patents, copyrights or trademarks and the status of any outstanding applications or registrations, in each case only if they do not constitute Unpledged Intellectual Property. Grantor shall promptly advise Secured Party of any material change in the composition of the Collateral; provided, however, that the failure to deliver such report shall not constitute an Event of Default unless such failure remains uncured for sixty days or more;

(e) [intentionally omitted];

(f) Grantor shall apply for registration (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable: (i) those intellectual property rights listed on Exhibits A, B and C hereto within thirty (30) days of the date of this Agreement; and (ii) those additional intellectual property rights developed or acquired by Grantor from time to time in connection with any product or service, prior to the sale or licensing of such product or the rendering of such service to any third party (including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C), except, in each case, with respect to such rights that Grantor determines in its sole but reasonable commercial judgment need not be registered to protect its own business interests. Grantor shall, from time to time, execute and file such other instruments, and take such further actions as Secured Party may reasonably request from time to time to perfect or continue the perfection of Secured Party’s interest in the Collateral. Grantor shall give Secured Party notice of all such applications or registrations; and

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(g) Grantor shall not enter into any agreement that would materially impair or conflict with Grantor’s obligations hereunder without Secured Party’s prior written consent, which consent shall not be unreasonably withheld. Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor’s rights and interests in any property included within the definition of the Collateral acquired under such contracts.

3. Further Assurances; Attorney in Fact.

(a) On a continuing basis, Grantor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by Secured Party, to perfect Secured Party’s security interest in all Copyrights, Patents and Trademarks and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to Secured Party the grant or perfection of a security interest in all Collateral.

(b) Grantor hereby irrevocably appoints Secured Party as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, from time to time in Secured Party’s discretion from and after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including (i) to modify, in its sole discretion, this Agreement without first obtaining Grantor’s approval of or signature to such modification by amending Exhibits A, B and C, hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Grantor after the execution hereof (other than Unpledged Intellectual Property) or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Grantor no longer has or claims any right, title or interest, (ii) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Grantor where permitted by law, and (iii) subject to Section 7 of Part 2 of the Supplement, after the occurrence and during the continuance of an Event of Default, to transfer the Collateral into the name of Secured Party or a third party to the extent permitted under the California Uniform Commercial Code.

(c) Secured Party agrees that it shall release its Lien on the Collateral (as such term is defined herein) on the terms and conditions set forth in the Supplement and to execute and deliver, at Grantor’s sole cost and expense, all documents and instruments necessary to effectuate such release.

4. Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Agreement:

(a) An Event of Default under the Loan Agreement; or

(b) Grantor breaches any warranty or agreement made by Grantor in this Agreement and, as to any breach that is capable of cure, Grantor fails to cure such breach within thirty (30) days of the sooner to occur of Grantor’s receipt of notice of such breach from Secured Party or the date on which such breach first becomes known to Grantor.

5. Amendments. This Agreement may be amended only by a written instrument signed by both parties hereto, except for amendments permitted under Section 3 hereof to be made by Secured Party alone.

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6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

Remainder of this page intentionally left blank; signature page follows

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Address of Grantor:	GRANTOR: TERCICA, INC.

651 Gateway Blvd., Suite 950 South San Francisco, Ca 94080 Attn: Chief Financial Officer	By:
Name:
Its:

Address of Secured Party:	SECURED PARTY: VENTURE LENDING & LEASING IV, INC.

2010 North First Street, Suite 310 San Jose, CA 95131 Attn: Chief Financial Officer	By:
Name:
Its:

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EXHIBITS A, B AND C TO BE COMPLETED BY GRANTOR IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT

EXHIBIT A

Copyrights

Description	Registration Number	Registration Date

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EXHIBIT B

Patents

Description	Registration/Serial Number	Registration/Application Date

7

EXHIBIT C

Trademarks

Description	Registration/Application Number	Registration/Application Date

8

EXHIBIT “E”

FORM OF LANDLORD WAIVER

SAMPLE

Recording Requested By: Venture Lending & Leasing IV, Inc.

and When Recorded Return to:

Venture Lending & Leasing IV, Inc.

2010 North First Street, Suite 310

San Jose, CA 95131

LANDLORD/MORTGAGEE WAIVER

In order to induce VENTURE LENDING & LEASING IV, INC. (“Lender”) to, among other things, provide financing, which is secured by certain equipment and other personal property assets (collectively, “Equipment”), to TERCICA, INC., a Delaware corporation (“Tenant”), pursuant to that certain Loan Agreement dated as of January 21, 2005, between Lender and Tenant, and any supplements, extensions, renewals and replacements thereof (the “Loan Agreement”), some or all of which Equipment may be located upon that certain real property located at [651 Gateway Boulevard, South San Francisco, California 94080], more particularly described on Exhibit “A” attached hereto (the “Real Property”), the undersigned declares and agrees as follows:

1. The undersigned has an interest in the Real Property as (as indicated):

Landlord

Mortgagee or Beneficiary under a Deed of Trust; or

Other (describe):
_________________________________________________________________________________

2. The undersigned agrees that the Equipment shall at all times be deemed personal property, even though it may be placed on or affixed to the Real Property. Lender shall have the right, at all reasonable times, to enter upon the Real Property to take possession and dispose of the Equipment pursuant to the terms of the Loan Agreement or otherwise, free of any claim to, interest in, or lien on the Equipment in favor of the undersigned; provided that if Lender, in removing the Equipment damage any improvements of the undersigned on the Real Property, Lender will, at its own expense, cause the same to be repaired.

3. Any right or interest in the Equipment that the undersigned now has or may hereafter acquire because of the location or installation of the Equipment on the Real Property or otherwise is hereby made subject, subordinate and inferior to the rights of Lender to the Equipment under the terms of the Loan Agreement; provided, that the undersigned shall continue to retain all rights to bring an action in unlawful detainer and trespass against Tenant for nonpayment of its lease or any other breaches of agreements with the undersigned, subject to Lender’s rights with respect to the Equipment.

4. Each reference herein to Lender and the undersigned shall be deemed to include their respective successors and assigns, all of whom shall be bound by and entitled to the benefits of the provisions hereof.

Executed this              day of                             , 2005.

(please print or type name)

By:

Exhibit “A”

[Legal description of the property attached.]

EXHIBIT “F”

FORM OF LEGAL OPINION

Substantially the following opinions will be issued to Lender in an opinion letter from Borrower’s counsel on or before January 31, 2005, on Borrower’s counsel’s standard form of opinion letter subject to customary exceptions to opinions:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its property and assets, to conduct its business as it is currently being conducted and to enter into and perform its obligations under the Transaction Documents. The Company is qualified as a foreign corporation to do business and is in good standing in the State of California.

2. The execution, delivery and performance by the Company of the Transaction Documents have been duly authorized by all requisite corporate action on the part of the Company and do not require any further approval of its directors or stockholders.

3. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. The execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of the Transaction Documents as of the date hereof will not violate or contravene or be in conflict with: (a) any provision of the Organizational Documents; (b) any provision of the General Corporation Law of the State of Delaware and any provision of any federal or California law, rule or regulation applicable to the Company in commercial transactions of the nature contemplated by the Transaction Documents; or (c) any order, judgment or decree of any court or other governmental agency which is known to us and which is binding on the Company or any of its property, the violation or contravention of which would materially and adversely affect the Company.